UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2020

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

(Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889

(Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EVK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2020, Ever-Glory International Group, Inc. (the “Company”) received a notification letter (the “Bid Price Deficiency Notice”) from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its common shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

On the same date, the Company received a second notification letter (the “MVPHS Deficiency Notice”) from Nasdaq notifying the Company that the minimum market value of its publicly held shares has been below $5,000,000 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum market value of its publicly held shares requirement set forth in Nasdaq Listing Rule 5450(b) (the “MVPHS Requirement”) or the alternative compliance standards under Nasdaq Listing Rule 5450(b).

The Bid Price Deficiency Notice and MVPHS Deficiency Notice received has no immediate effect on the listing of the Company’s common stock on Nasdaq.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A) and Nasdaq Listing Rule 5810(c)(3)(C), the Company will be granted a 180 calendar day period to regain compliance with the Minimum Bid Price Requirement and the MVPHS Requirement (collectively, the “Price-based Requirements”). However, on April 16, 2020, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission to toll the compliance period for the Price-based Requirements through June 30, 2020 due to the recent turmoil in U.S. and world financial markets. The compliance period for the Price-based Requirements will be reinstated on July 1, 2020. As a result, the Company will have 180 days from July 1, 2020, or until December 28, 2020 (the “Compliance Period”) to regain compliance. If at any time during such 180-day period the closing bid price of the Company’s common shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance of the Minimum Bid Price Requirement. If at any time during such 180-day period the Company’s minimum market value of its publicly held shares closes at $5,000,000 or meets the alternative compliance standards under Nasdaq Listing Rule 5450(b), Nasdaq will provide the Company written confirmation of compliance of the MVPHS Requirement.

If the Company does not regain compliance with the Price-based Requirement by the end of the Compliance Period, then under Nasdaq Listing Rule 5810(c)(3)(A)(i) the Company may transfer to the Nasdaq Capital Market, provided that it meets the applicable market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of its common stock on the Nasdaq Capital Market (other than the Minimum Bid Price Requirement) and notifies Nasdaq of its intention to cure the deficiency during a second 180 calendar day compliance period that may be granted to the Company pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii).

If the Company does not regain compliance with the Price-based Requirements by the end of the Compliance Period (or the second compliance period, if applicable), the Company’s common stock will be subject to delisting.

The Company, by filing this Form 8-K, discloses its receipt of the Bid Price Deficiency Notice and the MVPHS Deficiency Notice from Nasdaq in accordance with Nasdaq Listing Rule 5810(b).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: June 5, 2020	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer